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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-68592, 333-88384) and on Form S-8 (Nos. 033-37690, 003-46097) of Cummins Inc. of our report dated February 23, 2004 relating to the financial statements of Dongfeng Cummins Engine Company Limited, which appears in the Annual Report on Form 10-K/A Amendment No.1 for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Chongqing, the People's Republic of China

March 23, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITOR